UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On October 27, 2014, Intersections Inc. (the “Company”) entered into an agreement with Osmium Partners, LLC and its affiliated investment funds (collectively with their affiliates and associates, “Osmium Partners”) that provides, subject to the terms and conditions thereof, that Section 203 of the Delaware General Corporation Law (the “DGCL”) will not apply to Osmium Partners solely by virtue of an acquisition of beneficial ownership of shares of the Company’s capital stock by Osmium Partners of up to 19.99% of the outstanding voting stock of the Company (the “Maximum Ownership Percentage”), and Osmium Partners will not be deemed to be an “interested stockholder” under DGCL Section 203 (the “Section 203 Waiver”) by virtue of such acquisition.  This is an increase in the allowable ownership percentage of Osmium Partners from the 15% ownership limit contained in Section 203 of the DGCL.

The Section 203 Waiver will cease to apply to Osmium Partners if, without prior further approval of the Board, Osmium Partners exceed the Maximum Ownership Percentage, or if subsequent to becoming an “interested stockholder,” Osmium Partners no longer have beneficial ownership of at least 15% in voting power of the Company’s then outstanding capital stock by virtue of having made a disposition of such stock.  The Company is not currently in discussions or negotiations with Osmium Partners regarding a business combination or other extraordinary transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 27, 2014

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer